EXHIBIT 99.1

F O R I M M E D I A T E R E L E A S E	Media Contact:	Bob Hetherington
901.682.1360
bhether@earthlink.net

	Financial Contact:	Randall H. Brown
901.259.2500
rbrown@edrtrust.com
Education Realty Trust Plans Wholly Owned Development at Southern Illinois University
Fall 2008 Opening Set for New 528-bed Student Community in Carbondale
Memphis, Tennessee, June 29, 2007 — Education Realty Trust, Inc. (NYSE: EDR) today announced plans to start construction early next month on a new, wholly-owned student apartment community at Southern Illinois University in Carbondale, Illinois.
The new community, known as The Reserve at Saluki Pointe, will be constructed on 27 acres off South Illinois Avenue (Illinois 51) just three tenths of one mile from the Southern Illinois University campus, which serves about 21,000 students.
“We’re pleased to bring state-of-the-art off-campus housing to the students of Southern Illinois University. This is a market where we expect our amenities-rich community will be very well received and where we will benefit from significant barriers to entry,” said Education Realty Trust Chief Investment Officer Tom Trubiana. “Given our decades of proven success in developing student housing for major universities and third-party owners, it is wise for us to put our expertise to work for our own account at this point and help build shareholder value.”
Education Realty Trust has acquired the land and secured approvals required to proceed.
Phase one of The Reserve at Saluki Pointe will include 528 beds in a series of four-bedroom/four-bathroom units located in a park-like setting beside a recreational lake. The apartments will be fully furnished and include electronic locks, full-sized kitchen appliances, full-sized washers and dryers, a private bedroom and bath for each resident, a patio or balcony, cable television and high speed Internet access. The community will also feature a resort-style clubhouse and swimming pool, 24-7 access to a fitness center and a study center, a movie theater with luxury seating and surround sound, basketball and volleyball facilities, recreation rooms and tanning capsules, among other amenities.
Phase two of The Reserve at Saluki Pointe may include as many as 288 additional beds and is slated to open in the fall of 2009, based on market demand.
The development team for The Reserve at Saluki Pointe includes architect of record Design Works of Carbondale and general contractor Schimpf Construction Inc. of Carbondale. Construction financing is coming from Regions Bank in Memphis, an affiliate of Birmingham-based Regions Financial Corporation (NYSE: RF).

Presently, Education Realty Trust has 11 projects with 8,037 beds either under construction or in pre-development in six states.
About Education Realty Trust
Education Realty Trust, Inc. (NYSE: EDR) is a self-administered, self-managed real estate investment trust that owns, develops and manages high-quality student housing communities throughout the U. S. Led by a team with more than 190 years of shared industry experience, EDR is one of America’s largest owners and operators of collegiate student housing. Its portfolio includes 40,231 beds at 67 communities in 21 states. For more information, please visit the company’s Web site at www.educationrealty.com.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Statements about the company’s business that are not historical facts are “forward-looking statements.” Forward-looking statements are based on current expectations. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks and uncertainties that could cause the company’s future results, performance, or achievements to differ significantly from the results, performance, or achievements expressed or implied by such statements. Such risks are set forth under the captions “Item 1A. Risk Factors” and “Forward-Looking Statements” in our annual report on Form 10-K and under the caption “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” (or similar captions) in our quarterly reports on Form 10-Q, and as described in our other filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made, and EDR undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.
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